UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

As previously disclosed, on November 6, 2012, United States Cellular Corporation (“U.S. Cellular”) entered into a Purchase and Sale Agreement with subsidiaries of Sprint Nextel Corporation (“Sprint”).  The Purchase and Sale Agreement provides that U.S. Cellular will transfer customers and certain PCS license spectrum to Sprint in U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets (“Divestiture Markets”) in consideration for $480 million in cash at closing, subject to pro-rations of certain assets and liabilities. The Purchase and Sale Agreement also contemplates certain other agreements, collectively with the Purchase and Sale Agreement referred to as the “Divestiture Transaction.”  The transaction was approved by the FCC in March 2013 and the closing is expected to occur in the second quarter of 2013.  This transaction was reported on a Form 8-K dated November 6, 2012, which is incorporated by reference herein.

Also, as previously disclosed, on April 3, 2013, U.S. Cellular entered into an agreement relating to the Partnerships (as defined below) with Cellco Partnership d/b/a Verizon Wireless (“Verizon Wireless”).  U.S. Cellular holds a 60.00% interest in St. Lawrence Seaway RSA Cellular Partnership (“NY1”) and a 57.14% interest in New York RSA 2 Cellular Partnership (“NY2” and, together with NY1, the “Partnerships”).  The remaining interests are held by Verizon Wireless.  The Partnerships are operated by Verizon Wireless under the Verizon Wireless brand.  Because U.S. Cellular owns a greater than 50% interest in each of these markets and based on U.S. Cellular’s rights under the Partnership Agreements, prior to April 3, 2013, U.S. Cellular consolidated the financial results of these markets in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The agreement amends the Partnership Agreements in several ways, which provide Verizon Wireless with substantive participating rights that allow Verizon Wireless to make decisions that are in the ordinary course of business of the Partnerships and which are significant to directing and executing the activities of the business.   Accordingly, as required by GAAP, effective April 3, 2013, U.S. Cellular will deconsolidate the Partnerships and thereafter will report them as equity method investments in its consolidated financial statements (the “Deconsolidation”).

The purpose of this Form 8-K is to file unaudited pro forma financial information for U.S. Cellular as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012 that gives effect to the Divestiture Transaction and the Deconsolidation.

U.S. Cellular previously filed a Form 8-K dated April 3, 2013 with pro forma financial information relating to the Deconsolidation as of and for the year ended December 31, 2012, which is incorporated by reference herein.  This Form 8-K updates that information and also adds the Divestiture Transaction to the pro forma financial information.

Item 9.01.  Financial Statements and Exhibits

(b)     Pro Forma Financial Information

The unaudited pro forma financial information of U.S. Cellular as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012 that give effect to the Divestiture Transaction and the Deconsolidation, as discussed above in item 8.01, are attached as Exhibit 99.2.

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.3 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	May 3, 2013

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
2.1

Purchase and Sale Agreement dated as of November 6, 2012 by and between United States Cellular Corporation and Sprint Spectrum L.P. and SprintCom, Inc. is hereby  incorporated by reference from Exhibit 2.1 to U.S. Cellular’s Current Report on Form 8-K dated November 6, 2012.

99.1

Unaudited pro forma financial information of U.S. Cellular as of December 31, 2012 and for the year ended December 31, 2012 that gives effect to the Deconsolidation is hereby incorporated by reference from Exhibit 99.1 to U.S. Cellular's Current Report on Form 8-K dated April 3, 2013.

99.2

Unaudited pro forma financial information of U.S. Cellular as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012 that gives effect to the Divestiture Transaction and the Deconsolidation.

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement